Exhibit 99.1

FOR RELEASE 5:30 PM ET, April 24, 2020
Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT COMMUNITY BANK INC. COMPLETES ITS ACQUISITION OF FOUR WV EASTERN PANHANDLE BRANCH BANKING OFFICES
(MOOREFIELD, W.Va.) April 24, 2020 - Summit Financial Group, Inc. (“Summit”) (NASDAQ: SMMF) today reported that its wholly-owned subsidiary, Summit Community Bank, Inc. has completed its previously announced acquisition of four branch banking offices of MVB Bank, Inc., a wholly-owned subsidiary of MVB Financial Corp. (NASDAQ: MVBF) located in the Eastern Panhandle of West Virginia. Three of the offices are in Berkeley County (651 Foxcroft Ave., Martinsburg; 231 Aikens Center, Martinsburg; and 5091 Gerrardstown Road, Inwood) and one is in Jefferson County (88 Somerset Boulevard, Charles Town).
“We are excited to welcome the clients and employees of the four former MVB Bank branches to the Summit Community Bank team,” said Summit’s President and Chief Executive Officer, H. Charles Maddy, III. “Summit is very excited by the prospects from this expansion of its presence in and commitment to the economically thriving Eastern Panhandle region,” Maddy concluded.
About Summit Financial Group, Inc.
Summit Financial Group, Inc. is a $2.5 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle, Southern and North Central regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-nine banking locations.